CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-204712 on Form S-8 of Nobilis Health Corp. of our report dated March 12, 2018, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Dallas, Texas
March 12, 2018